Exhibit 10.1

Amendment No. 1 to

2025 STOCK INCENTIVE PLAN

OF GALAXY PAYROLL GROUP LIMITED

Galaxy Payroll Group Limited (the “Company”) previously approved and adopted the 2025 Stock Incentive Plan (the “Plan”) to enhance the Company’s and its affiliates’ ability to attract and retain highly qualified officers, directors, key employees and other persons, and to motivate such officers, directors, key employees and other persons to serve the Company and its affiliates and to expend maximum effort to improve the business results and earnings of the Company. By this Amendment, the Company desires to update the definition of “Shares” and amend the Plan to increase1 the number of shares available under the Plan.

1.	Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Plan.

2.	The effective date of this Amendment to the Plan shall be May 20, 2026.

3.	Section 2(y) of the Plan is amended and restated in its entirety as follows:

“Share” means the Company’s  Class A ordinary shares, par value $0.00625 per share.2

4.	Section 3(a) of the Plan is amended and restated in its entirety as follows:

“The Shares to be issued pursuant to the Awards under this Plan shall be authorized, but unissued, or reacquired Shares. Subject to the provisions of Section 9 below, the maximum aggregate number of Shares that may be issued pursuant to all Awards is 1,120,250 Shares (proportionally adjusted to reflect any share dividends, share splits, or similar transactions).”

5.	This Amendment shall amend only the provisions of the Plan as set forth herein. Those provisions of the Plan not expressly amended hereby shall be considered in full force and effect.

IN WITNESS WHEREOF, the Company has caused this Amendment No. 1 to be executed by its duly authorized representative on this May 20, 2026.

Galaxy Payroll Group Limited

By:	/s/ Wai Hong Lao
Name:	Wai Hong Lao
Title:	Chief Executive Officer

[1]	Section 3(a) of the Plan contained “3,602,500” as the face number as of the date the Plan was initially adopted on February 26, 2025. As of the date of this Amendment No. 1, it equals to 360,250 Shares after the Company’s 10:1 share consolidation effective September 8, 2025 (the “Reverse Stock Split”).
[2]	The amendments here are (i) updated the “ordinary shares” to “Class A ordinary shares” and “par value $0.000625” to “$0.00625” as a result of the Reverse Stock Split.